Addendum to the Agreement of September 1, 1992



between                               Grissemann Consulting SA, Chatillens
                                      (hereafter KG)


and                                   IAT AG, Turgi
                                      (hereafter IAT)



1. From January 1, 1995 the fee will amount to SFr. 775.--/day. The yearly adaptation shall correspond to the salary increases of IAT managers with a similar position.

2. KG will have at his disposal a company automobile corresponding in its class and equipment to the company car of other IAT managers.


All other clauses of the agreement remain unchanged.



Turgi and Chatillens, December 19, 1994


Grissemann Consulting SA                                IAT AG




[signed]                                                [signed]
Klaus Grissemann                                        Dr. Viktor Vogt